Sixth Amendment

to the

Master Services Agreement

between

Capitol Series Trust

and

Ultimus Fund Solutions, LLC

This sixth amendment (the “Amendment”) dated as of December 18, 2018, to the Master Services Agreement dated December 21, 2016 (the “Agreement”) is made by and among Capitol Series Trust and Ultimus Fund Solutions, LLC (collectively, the “Parties”).

The Parties desire to amend the Agreement according to the terms and conditions set forth in this Amendment.

In consideration of the Parties agreement to amend their obligations in the existing Agreement, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to keep, perform, and fulfill the promises, conditions, and agreements described below:

1.	Schedule A to the Agreement is hereby amended as follows:

AMENDED SCHEDULE A

to the

Master Services Agreement

between

Capitol Series Trust

and

Ultimus Fund Solutions, LLC

Dated December 21, 2016

As Amended December 18, 2018

FUNDS

Hedeker Strategic Appreciation Fund

Fuller & Thaler Behavioral Small-Cap Equity Fund

Fuller & Thaler Behavioral Small-Cap Growth Fund

Fuller & Thaler Behavioral Mid-Cap Value Fund

Fuller & Thaler Behavioral Unconstrained Equity Fund

Fuller & Thaler Behavioral Small-Mid Core Equity Fund

Fuller & Thaler Behavioral Micro-Cap Equity Fund

Reynders, McVeigh Core Equity Fund

Alta Quality Growth Fund

Capitol Series Trust

Ultimus Master Services Agreement – Sixth Amendment

December 18, 2018

The parties duly executed this Amendment as of December 18, 2018.

	Capitol Series Trust		Ultimus Fund Solutions, LLC

By:	/s/ Matthew J. Miller	By:	/s/ Robert G. Dorsey
Name:	Matthew J. Miller	Name:	Robert G. Dorsey
Title:	President	Title:	Chief Executive Officer – Managing Director

Capitol Series Trust

Ultimus Master Services Agreement – Sixth Amendment

December 18, 2018